                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 18, 1997 (July 15, 1997)



                              DYERSBURG CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     Tennessee                              1-11126                      62-1363247
----------------------------------------------       ----------------------          ------------------
(State or other jurisdiction of incorporation)      (Commission File Number)          (I.R.S. Employer
                                                                                     Identification No.)


 1315 Phillips Street, Dyersburg, Tennessee                       38024
--------------------------------------------                ------------------
  (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (901) 285-2323



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events
--------------------------------------------------------------------------------


         On July 15, 1997, Dyersburg Corporation (the "Company") entered into a Stock Purchase Agreement with each of Alamac Sub Holdings Inc. ("Seller"), AIH Inc. ("Alamac") and Westpoint Stevens Inc. pursuant to which the Company will acquire all of the outstanding capital stock of Alamac (the "Acquisition"). Through its four remaining manufacturing facilities located in North Carolina, Alamac manufactures and sells knitted fabrics primarily to manufacturers of men's, women's and children's apparel. Prior to consummation of the Acquisition, Alamac will transfer all of its cash and accounts receivable at the closing and assets related to its Whitmire spinning plant to Westpoint Stevens or one of its affiliates and, accordingly, such assets will not be owned by Alamac following the Acquisition. The aggregate consideration to be paid by the Company in the Acquisition will be $126.0 million, subject to adjustment for changes in working capital and certain other items related to pension assets and liabilities subsequent to December 31, 1996. The closing of the Acquisition is required to occur on or before September 15, 1997.

         The respective obligations of the Company, Seller and Westpoint Stevens Inc. to effect the Acquisition are subject to the satisfaction of certain conditions, including (i) the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) obtaining all necessary consents and approvals, and (iii) the absence of any law or order which restrains, enjoins or otherwise prohibits the Acquisition. The obligations of the Company to effect the Acquisition are further conditioned on, among others (i) the absence of any material adverse change in Alamac's business, results of operations or financial condition prior to the closing and
(ii) the Company having received sufficient funds to effect the closing.

         Upon the closing of the Acquisition, the Company will enter into an interim services agreement pursuant to which Westpoint Stevens will provide certain information, credit, accounts receivable, accounts payable, purchasing and other corporate services for a period of up to nine months following the closing.


Item 7.  Financial Statements, Pro Forma Information and Exhibits.
--------------------------------------------------------------------------------


(c)    Exhibits:

         2.1 Stock Purchase Agreement dated as of July 15, 1997 by and among Dyersburg Corporation, Alamac Sub Holdings Inc., AIH Inc. and Westpoint Stevens Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DYERSBURG CORPORATION


Date:  July 18, 1997                     By: /s/ William S. Shropshire, Jr.
                                            -------------------------------
                                                  William S. Shropshire, Jr.
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


        NO.                                  EXHIBIT
     --------             ---------------------------------------------
        2.1               Stock Purchase Agreement dated as of July 15,
                          1997 by and among Dyersburg Corporation, Alamac Sub Holdings Inc., AIH Inc. and
                          Westpoint Stevens Inc.